FOR IMMEDIATE RELEASE AMYRIS, INC. REPORTS FIRST QUARTER 2023 FINANCIAL RESULTS • Core revenue of $56.1 million exceeded Q1 guidance of $49.9 million • Cash operating expense down 4% compared to Q1 2022 and down 24% versus Q4 2022 • Completed strategic partnership with Givaudan on April 3 for $200 million upfront cash Emeryville, Calif. – May 9, 2023 – Amyris, Inc. (Nasdaq: AMRS), a leading synthetic biotechnology company accelerating the world’s transition to sustainable consumption through its Lab-to-MarketTM technology platform and clean beauty consumer brands, today announced financial results for the first quarter ended March 31, 2023. Q1 2023 Core revenue of $56.1 million decreased 3% compared to Q1 2022 and exceeded guidance by 12%. Consumer revenue of $34.2 million decreased 1% compared to Q1 2022, as the company focused on liquidity and cost efficiencies to seek to maximize returns on marketing expense. Technology Access revenue of $21.9 million was down 5% compared to Q1 2022. R&D collaboration revenue increased 3% compared to Q1 2022 with the addition of new contract research programs. Gross profit of $11.6 million (21% of revenue) increased $1.0 million (2 percentage points) versus Q1 2022 and improved $17.8 million (29 percentage points) sequentially versus Q4 2022 due to lower freight expenses as well as a favorable mix of higher margin revenue. Cash operating expense of $112.8 million improved 4% compared to Q1 2022 and improved 24% sequentially compared to Q4 2022. Principal drivers for the improvement were reduced consumer brand selling expense and lower freight costs. The company continues to execute its strategic agenda with a keen focus on cost efficiency, capital structure, and liquidity. The company is in the process of a strategic review of all aspects of its cost structure in support of the company’s Fit-to-Win initiatives, with the objective to accelerate cost and efficiency improvements. Use of cash for operating and investing activities decreased sequentially for each of the past five quarters beginning with $199.7 million in Q1 2022 through $94.8 million in Q1 2023 as the result of a focused effort on cost containment and the need to navigate liquidity constraints. The company expanded its Technology Access partnerships by closing the strategic transaction with Givaudan for the worldwide licensing of certain cosmetic ingredients, the highest per molecule transaction completed in the company’s history. The transaction yielded up to $350 million, with $200 million of upfront cash received and used for general corporate purposes as well as to fund the $49 million purchase of Aprinnova joint venture interests, which enabled the Givaudan transaction. During the first quarter and as part of consumer portfolio prioritization, the company exited the EcoFabulousTM brand and reorganized the Beauty Labs business. “During Q1, we were very focused on our liquidity and cost control efforts,” commented John Melo, President and Chief Executive Officer. “We expanded the Fit-to-Win scope to all aspects of our operations and entered into a strategic review of our cost structure and liquidity plans to continue to support growth across the portfolio and achieve profitability. We have much more to do on our Fit-to-Win agenda. To fully leverage our assets and drive enterprise value, we are focused on efficiency, lowering costs, and simplifying our portfolio.”

Income Statement

(millions and %)	Q122A	Q222A	Q322A	Q422A	2022A	Q123A	YoY% Change	QoQ % Change
Consumer	34.6	43.0	46.6	52.8	176.9	34.2	-1%	-35%
Technology Access	23.2	22.2	24.6	23.0	92.9	21.9	-5%	-5%
Core revenue[1]	57.7	65.2	71.1	75.8	269.8	56.1	-3%	-26%
Non-GAAP Gross Profit	10.6	11.1	6.7	(6.2)	22.2	11.6	9%	288%
Non-GAAP Cash Operating Expense	(117.1)	(136.7)	(137.8)	(148.3)	(539.9)	(112.8)	4%	24%
Adjusted EBITDA	(106.5)	(125.6)	(131.0)	(154.5)	(517.7)	(101.2)	5%	34%

[1] Core revenue comprises Consumer and Technology Access revenue. Technology Access includes ingredient product revenue, R&D collaboration, and technology licenses. Core revenue excludes strategic transactions. Totals may not foot due to rounding.

Q1 2023 Financial Highlights

- Core revenue of $56.1 million decreased 3% compared to Q1 2022. Core revenue included Consumer revenue of $34.2 million, which decreased 1% relative to Q1 2022, and Technology Access revenue of $21.9 million, which decreased 5% compared to Q1 2022.
- Q1 Consumer revenue decline was driven by lower Biossance® revenue due to lower marketing and media spend, offset in part by the launch of our 4U by Tia™ brand at Walmart as well as increased MenoLabs® direct-to-consumer revenue. In Q1 2023, direct-to-consumer sales represented 48% of total consumer revenue, compared to 53% in Q4 2022. Biossance®, Pipette®, JVN, and Rose Inc.® products were available in more than 15,750 physical locations compared to approximately 3,000 in Q1 2022.
- Q1 Technology Access revenue included Ingredients product revenue of $8.9 million, which decreased 18% compared to Q1 2022, reflecting continuing supply and working capital constraints as the business transitioned from higher cost toll manufacturing to lower cost internal sourcing from the new fermentation plant in Brazil. R&D collaboration revenue of $3.6 million improved relative to the prior year with growth driven by several new contract research programs. Technology license revenue from earn-outs totaled $9.5 million.
- Non-GAAP gross profit of $11.6 million in Q1 2023 was 21% of revenue. Non-GAAP gross profit improved from $10.6 million or 18% of revenue in Q1 2022, reflecting lower freight expenses as well as a favorable mix of higher margin revenue.
- Non-GAAP cash operating expense of $112.8 million was 4% lower than Q1 2022 and 24% lower than Q4 2022, primarily due to lower marketing and media spend as a result of cost focus and working capital constraints.
- Adjusted EBITDA of ($101.2) million represented a $5.3 million improvement over Q1 2022 and a $53.3 million sequential improvement over Q4 2022 due to lower operating expenses, including lower marketing and media spend.
- Q1 2023 net loss was $193.3 million ($0.53 loss per diluted share) compared to a net loss of $107.3 million ($0.37 loss per diluted share) in Q1 2022. This included a favorable non-cash change in fair value of acquisition-related contingent consideration of $28.5 million ($0.08 per diluted share) and non-cash asset impairments totaling $95.4 million ($0.26 per diluted share) related to exiting the EcoFabulous brand and reorganizing the Beauty Labs business. In addition, non-cash mark-to-market adjustments related to changes in the fair value of debt and derivatives were $3.6 million unfavorable in Q1 2023 ($0.01 per diluted share) and $22.6 million favorable in Q1 2022 ($0.07 per diluted share).
- Total cash at the end of Q1 2023 was $17.5 million compared to $70.6 million at the end of Q4 2022.

Financial Status and Outlook Our current outlook for the full year 2023, including revenue guidance provided by the company on March 15, 2023, remains unchanged. In connection with the company’s ongoing strategic review, as previously communicated on April 24, 2023, the company is focused on cost efficiency, capital structure, and liquidity required to fund the business. The company updated its going concern disclosure in its quarterly report on Form 10-Q and has signed forbearance agreements with the company’s lenders, Foris Ventures, LLC, Perrara Ventures, LLC, and DSM Finance B.V. relating to the maturity of an aggregate $92.5 million of debt principal. The lenders have agreed to forbear from exercising any rights and remedies with respect to certain payment defaults until June 23, 2023. FINANCIAL RESULTS AND NON-GAAP INFORMATION To supplement our financial results and guidance presented in accordance with U.S. generally accepted accounting principles (GAAP), we use certain non-GAAP financial measures that we believe are helpful in understanding our financial results. These non-GAAP financial measures are among the factors management uses in planning and forecasting future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to Amyris’ historical performance as well as comparisons to the operating results of other companies. Management believes these non-GAAP financial measures, when considered together with financial information prepared in accordance with GAAP, can enhance investors’ and analysts’ abilities to meaningfully compare our results from period to period, identify operating trends in our business, and track and model our financial performance. In addition, our management believes that these non-GAAP financial measures allow for greater transparency into the indicators used by management to understand and evaluate our business and make operating decisions. Non-GAAP financial information is not prepared under a comprehensive set of accounting rules, and therefore, should only be read in conjunction with financial information reported under GAAP in order to understand Amyris’ operating performance. A reconciliation of the non-GAAP financial measures presented in this release to the most directly comparable GAAP financial measure, is provided in the tables attached to this press release. Our Non-GAAP financial measures include the following: Non-GAAP Gross Profit is calculated as GAAP revenue less cost of products sold excluding certain inventory write-offs, manufacturing capacity fee adjustments, stock-based compensation expense, depreciation, and amortization. Non-GAAP Cash Operating Expense is calculated as GAAP Operating Expense excluding stock-based compensation, depreciation, amortization, M&A transaction expense, change in fair value of acquisition-related contingent consideration, restructuring, and impairment. EBITDA is calculated as GAAP net income (loss) excluding interest expense, income taxes, depreciation and amortization. Adjusted EBITDA is calculated as EBITDA excluding income/loss attributable to noncontrolling interest, gain/loss from change in fair value of derivative instruments, gain/loss from change in fair value of debt, other income/expense, gain/loss from investment in affiliate, inventory write-offs, M&A transaction expense, stock- based compensation expense, manufacturing capacity fee adjustment, change in fair value of acquisition-related contingent consideration, restructuring, and impairment. About Amyris Amyris (Nasdaq: AMRS) is a leading synthetic biotechnology company, transitioning the Clean Health & Beauty and Flavors & Fragrances markets to sustainable ingredients through fermentation and the company's proprietary Lab-to-MarketTM technology platform. This Amyris platform leverages state-of-the-art machine learning, robotics and artificial intelligence, enabling the company to rapidly bring new innovation to market at commercial scale. Amyris ingredients are included in over 20,000 products from the world's top brands, reaching more than 300 million consumers. Amyris also owns and operates a family of consumer brands that is constantly evolving to meet the growing demand for sustainable, effective and accessible products. For more information, please visit http://www.amyris.com. Amyris, the Amyris logo, EcoFabulous and Lab-to-Market are trademarks or registered trademarks of Amyris, Inc. or its subsidiaries in the U.S. and/or other countries. Forward-Looking Statements This release contains forward-looking statements, and any statements other than statements of historical fact could be deemed to be forward-looking statements. These forward-looking statements include, among other things, statements regarding future events, such as Amyris’ successful execution of its strategic agenda including Fit-to-Win initiatives; its 2023 outlook and goals, including cost reduction initiatives, growth, profitability and other financial and business goals; and Amyris’ expectations regarding the ongoing strategic review of its cost structure and 2023 plan and the timing of completion thereof. These statements are based on management's current expectations and actual results and future events may differ materially due to risks and uncertainties, including risks related to Amyris' liquidity and ability to operate as a going concern, risks related to its financing activities including successfully obtaining waivers and amendments of outstanding loan agreements, risks related to potential delays or failures in completing planned strategic transactions and dispositions, risks related to potential delays or failures in development, regulatory approval, launch, production and commercialization of products, risks related to global economic trends, inflation and policy measures undertaken to address inflation, the COVID-19 pandemic and any other geopolitical events, including the Ukraine conflict, resulting in global economic, financial and supply chain disruptions that may negatively impact Amyris’ business operations and financial results or cause market volatility, risks related to Amyris' reliance on third parties particularly in the supply chain, and other risks detailed from time to time in filings Amyris makes with the Securities and Exchange Commission, including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Amyris disclaims any obligation to update information contained in these forward-looking statements, whether as a result of new information, future events, or otherwise. Investors: Argot Partners Jason Finkelstein amyris@argotpartners.com +1 (212) 600-1902 Media: Amyris, Inc. Lauren White lwhite@amyris.com +1 (202) 320-8677 ### Financial Tables Follow

Amyris, Inc. CONSOLIDATED BALANCE SHEETS (In thousands) March 31, 2023 (Unaudited) December 31, 2022 Assets Current assets: Cash and cash equivalents $ 11,245 $ 64,437 Restricted cash 71 71 Accounts receivable, net 36,842 45,775 Accounts receivable - related party, net 10,836 6,608 Contract assets 3,872 806 Contract assets - related party 33,679 36,638 Inventories 109,021 111,880 Prepaid expenses and other current assets 38,095 40,146 Total current assets 243,661 306,361 Property, plant and equipment, net 189,645 182,224 Restricted cash, noncurrent 6,135 6,090 Recoverable taxes from Brazilian government entities 30,189 29,472 Right-of-use assets under f inancing leases, net 147 152 Right-of-use assets under operating leases, net 100,721 97,216 Goodw ill 50,456 142,575 Intangible assets, net 45,063 46,938 Other assets 13,662 13,904 Total assets $ 679,679 $ 824,932 Liabilities, Mezzanine Equity and Stockholders' Deficit Current liabilities: Accounts payable $ 200,067 $ 190,486 Accrued and other current liabilities 81,068 73,565 Financing lease liabilities 14 13 Operating lease liabilities 2,484 2,255 Contract liabilities 33 26 Debt, current portion 1,968 1,916 Related party debt, current portion 185,160 118,886 Total current liabilities 470,794 387,147 Long-term debt, net of current portion 675,855 674,891 Related party debt, net of current portion 77,962 97,350 Financing lease liabilities, net of current portion 44 48 Operating lease liabilities, net of current portion 90,986 86,195 Derivative liabilities 4,140 5,403 Acquisition-related contingent consideration 2,241 34,555 Other noncurrent liabilities 5,725 7,053 Total liabilities 1,327,747 1,292,642 Commitments and contingencies Mezzanine equity: Contingently redeemable common stock - 5,000 Contingently redeemable noncontrolling interest 26,058 28,892 Stockholders’ deficit: Common stock 37 36 Additional paid-in capital 2,465,802 2,455,567 Accumulated other comprehensive loss (56,682) (64,114) Accumulated deficit (3,073,520) (2,880,178) Total Amyris, Inc. stockholders’ deficit (664,363) (488,689) Noncontrolling interest (9,763) (12,913) Total stockholders' deficit (674,126) (501,602) Total liabilities, mezzanine equity and stockholders' deficit $ 679,679 $ 824,932

Amyris, Inc. CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited) Three Months Ended March 31, (In thousands, except shares and per share amounts) 2023 2022 Revenue: Renewable products 40,224$ 43,465$ Licenses and royalties 9,482 9,313 Collaborations, grants and other 6,377 4,931 Total revenue 56,083 57,709 Cost and operating expenses: Cost of products sold 51,081 48,995 Research and development 26,765 26,358 Sales, general and administrative 95,870 106,916 Change in fair value of acquisition-related contingent consideration (28,503) - Restructuring 1,013 - Impairment 95,386 - Total cost and operating expenses 241,612 182,269 Loss from operations (185,529) (124,560) Other income (expense): Interest expense (12,983) (5,263) Gain from change in fair value of derivative instruments 1,263 1,815 Gain (loss) from change in fair value of debt (4,854) 20,796 Other expense, net (533) (3,052) Total other income (expense), net (17,107) 14,296 Loss before income taxes and loss from investment in affiliate (202,636) (110,264) Benefit from income taxes 860 820 Loss from investment in affiliate - (789) Net loss (201,776) (110,233) Loss attributable to noncontrolling interest 8,434 2,928 Net loss attributable to Amyris, Inc. common stockholders (193,342)$ (107,305)$ Weighted-average shares of common stock outstanding used in computing loss per share of common stock, basic 365,603,738 312,896,452 Loss per share attributable to common stockholders, basic (0.53)$ (0.34)$ Weighted-average shares of common stock outstanding used in computing loss per share of common stock, diluted 365,603,738 323,711,682 Loss per share attributable to common stockholders, diluted (0.53)$ (0.37)$

Amyris, Inc. EBITDA AND ADJUSTED EBITDA (Unaudited) Three Months Ended March 31, (In thousands) 2023 2022 Net loss attributable to Amyris, Inc. common stockholders (193,342)$ (107,305)$ Interest expense 12,983 5,263 Income taxes (860) (820) Depreciation and amortization 5,851 3,292 EBITDA (175,368) (99,570) Inventory write-off 4,211 (94) Change in fair value of acquisition-related contingent consideration (28,503) - Restructuring 1,013 - Impairment 95,386 - Manufacturing capacity fee adjustment - 1,412 M&A transaction expense 566 1,835 Stock-based compensation expense 5,785 11,588 Gain from change in fair value of derivative instruments (1,263) (1,815) Loss (gain) from change in fair value of debt 4,854 (20,796) Other expense, net 533 3,052 Loss from investment in affiliate - 789 Loss attributable to noncontrolling interest (8,434) (2,928) Adjusted EBITDA (101,220)$ (106,527)$

Amyris, Inc. RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION (Unaudited) Three Months Ended March 31, (In thousands) 2023 2022 NON-GAAP GROSS PROFIT Revenue Renewable products 40,224$ 43,465$ Licenses and royalties 9,482 9,313 Collaborations, grants and other 6,377 4,931 Total revenue 56,083$ 57,709$ Cost of products sold 51,081$ 48,995$ Manufacturing capacity fee adjustment - (1,412) Inventory write-off (4,211) 94 Stock-based compensation expense (66) (78) Depreciation and amortization (2,324) (490) Non-GAAP cost of products sold 44,480$ 47,109$ Non-GAAP gross profit 11,603$ 10,600$ Non-GAAP gross profit % 21% 18% NON-GAAP CASH OPERATING EXPENSE Research and development expense 26,765$ 26,358$ Sales, general and administrative expense 95,870 106,916 Change in fair value of acquisition-related contingent consideration (28,503) - Restructuring 1,013 - Impairment 95,386 - GAAP operating expense 190,531 133,274 Stock-based compensation expense (5,719) (11,510) Depreciation and amortization (3,527) (2,802) M&A transaction expense (566) (1,835) Change in fair value of acquisition-related contingent consideration 28,503 - Restructuring (1,013) - Impairment (95,386) - Non-GAAP cash operating expense 112,823$ 117,127$